Exhibit 99.1

Investor Contact: Leigh Parrish
Financial Dynamics
212-850-5651
lparrish@fd-us.com

Media Contact: Donna Shaults
Enesco Group, Inc.
630-875-5464
dshaults@enesco.com

ENESCO GROUP, INC. ANNOUNCES COMPREHENSIVE PLAN FOR OPERATING
IMPROVEMENT

- Company to Host Conference Call on September 28, 2005 -

Itasca, Ill. – September 27, 2005 – Enesco Group, Inc. (NYSE: ENC), a leader in the giftware, and home and garden décor industries, today announced a comprehensive plan to improve the Company’s operating performance and establish a platform for gaining increased share of the $30 billion to $40 billion wholesale gift market in the U.S., U.K. and Canada.

As a result of the recently adopted operating improvement plan to be executed throughout 2006, the Company anticipates achieving pre-tax cost savings on an annualized basis in the range of $34 million to $38 million. These cost savings include approximately $12 million in expenses related to the termination of the Precious Moments license agreement, bank penalty fees, severance costs and accelerated depreciation related to the Enterprise Resource Planning system as previously reported by the Company which are not expected to recur in future years. The cost savings are anticipated to be fully realized in 2007.

The Company’s plan will center around three key initiatives: rationalizing the product portfolio; reducing corporate overhead, general and administrative and marketing costs; and creating a more efficient and cost-effective distribution and warehousing model.

•	Product Portfolio: The Company intends to reduce its number of overall product lines from approximately 170 to between 50 and 60 to concentrate on giftable products which elicit strong and sustainable market demand and profitability, and leverage Enesco’s core distribution base. The Company expects to eliminate those product lines that do not meet these criteria.

•	Corporate Overhead, General and Administrative and Marketing: The Company intends to reduce corporate and general and administrative costs, as well as professional and consulting fees by $30 million to $32 million pre-tax on an annualized basis.

•	Distribution and Warehousing: The Company expects to implement strategies to bring its distribution and warehousing costs more in line with industry standards, while improving quality and service levels. Cost savings are expected to be in the range of $4 million to $6 million pre-tax on an annualized basis.

The Company’s goal is to implement an operating model commensurate with other leading companies in the giftware and related markets. This operating model will target gross margins in the range of 40% to 45% and an operating profit margin of 3% to 5% to be achieved in 2007.

Cynthia Passmore-McLaughlin, President and CEO, commented, “Our exhaustive study of the business has resulted in a plan to transform Enesco by rationalizing our product lines around our best performing and most profitable merchandise categories, and producing an organizational structure properly sized to the scale of the Company’s current business. The evaluation of our business and industry was not only completed to identify ways to generate cost savings but also to maximize future revenue potential. The Company will concentrate on merchandise categories in which Enesco can leverage its key competitive advantages of market leadership, proprietary products and channels of distribution. When fully implemented, we will be a much leaner, more focused and efficient company with gross and operating margins more in line with our peers. We have begun to implement the changes outlined in our plan.”

Ms. Passmore-McLaughlin concluded with an update on the Company’s current credit facility, “As previously announced, we had reset the EBITDA and capital expenditure covenant minimums on our credit facility in August. We continue to make progress regarding replacement financing. As we continue to comply with our bank covenants or exceed the plan accepted by our banks, we believe we are better positioned to secure replacement financing that is favorable for the Company for the near- and long-term.”

Conference Call

A conference call will be broadcast live on Wednesday, September 28, at 9:00 a.m. Central (10:00 a.m. Eastern) to discuss the plan for operating improvement. Investors interested in participating on the live call can do so by calling 1-888-271-7222, and asking for the Enesco investor conference call. Investors also may listen to the live call via a Webcast at www.enesco.com and click on “Investor Relations,” or by logging on to www.streetevents.com.

To listen to the Webcast, your computer must have RealPlayer installed. This Webcast will be available online for 90 days following the live conference call. If you do not have RealPlayer, go to http://www.streetevents.com prior to the call, to download RealPlayer for free.
For a phone replay, call 1-800-642-1687, Passcode: 9906607. The phone replay will be available for one week following the conference call.

About Enesco Group, Inc.

Enesco Group, Inc. is a world leader in the giftware, and home and garden decor industries. Serving more than 30,000 customers globally, Enesco distributes products to a wide variety of specialty card and gift retailers, home decor boutiques as well as mass-market chains and direct mail retailers. Internationally, Enesco serves markets operating in Europe, Canada, Australia, Mexico, and Asia. With subsidiaries located in Europe and Canada, and a business unit in Hong Kong, Enesco’s international distribution network is a leader in the industry. The Company’s product lines include some of the world’s most recognizable brands, including Heartwood Creek, Walt Disney Company, Walt Disney Classics Collection, Pooh & Friends, Jim Shore, Foundations, Circle of Love, Nickelodeon, Bratz, Halcyon Days, Lilliput Lane and Border Fine Arts, among others. Further information is available on the Company’s web site at www.enesco.com.

This press release contains forward-looking statements, which reflect management’s current assumptions and beliefs and are based on information currently available to management. The Company has tried to identify such forward-looking statements by use of such words as “expects,” “intends,” “anticipates,” “could,” “estimates,” “plans,” and “believes,” and similar expressions, but these words are not the exclusive means of identifying such statements. Such statements are subject to various risks, uncertainties and other factors, which could cause actual results to vary materially from those anticipated, estimated, expected or projected. Important factors that may cause actual future events or results to differ materially and adversely from those described in the forward-looking statements include, but are not limited to: the Company’s success in developing new products and consumer reaction to the Company’s new products; the Company’s ability to secure, maintain and renew popular licenses, particularly our Cherished Teddies, Heartwood Creek and Disney licenses; the Company’s ability to grow revenues in mass and niche market channels; the Company’s success in implementing its comprehensive plan for operating improvement and its achievement of its goals for cost savings and market share increases; the Company’s ability to comply with covenants contained in its credit facility; the Company’s ability to obtain a new global senior credit facility; changes in general economic conditions, as well as specific market conditions; fluctuations in demand for our products; manufacturing lead times; the timing of orders and shipments and our ability to predict customer demands; inventory levels and purchase commitments exceeding requirements based upon incorrect forecasts; collection of accounts receivable; changes in the regulations and procedures affecting the importation of goods into the United States; changes in foreign exchange rates; price and product competition in the giftware industry; variations in sales channels, product costs or mix of products sold; and, possible future terrorist attacks, epidemics, or acts of war. In addition, the Company operates in a continually changing business environment and does not intend to update or revise the forward-looking statements contained herein, which speak only as of the date hereof. Additional information regarding forward-looking statement risk factors is contained in the Company’s reports and filings with the Securities and Exchange Commission. In light of these risks and uncertainties, the forward-looking statements contained herein may not occur and actual results could differ materially from those set forth herein. Accordingly, you should not rely on these forward-looking statements as a prediction of actual future results.

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